Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

§ 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K of Parker-Hannifin Corporation (the “Company”) for the fiscal year ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: August 27, 2009

/s/ Donald E. Washkewicz
Name: Donald E. Washkewicz
Title: Chief Executive Officer

/s/ Timothy K. Pistell
Name: Timothy K. Pistell
Title: Executive Vice President-Finance and Administration and Chief Financial Officer